RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST

EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS

Columbia California Tax-Exempt Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total dollar interest in the Fund.

Proposal 1. To elect trustees to the Board.

-----------------------------------------------------------------------------------------------------------------
                                                       DOLLARS VOTED
                                DOLLARS VOTED "FOR"      "WITHHOLD"          ABSTENTIONS       BROKER NON-VOTES
-----------------------------------------------------------------------------------------------------------------
01. Kathleen Blatz                92,386,932.297       4,676,243.141            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
02. Edward J. Boudreau, Jr.       92,299,563.771       4,763,611.667            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
03. Pamela G. Carlton             92,335,655.845       4,727,519.593            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
04. William P. Carmichael         92,395,897.088       4,667,278.350            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
05. Patricia M. Flynn             92,302,362.440       4,760,812.998            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
06. William A. Hawkins            92,029,143.846       5,034,031.592            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
07. R. Glenn Hilliard             92,308,528.521       4,754,646.917            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
08. Stephen R. Lewis, Jr.         92,314,964.193       4,748,211.245            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
09. John F. Maher                 92,214,976.366       4,848,199.072            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
10. John J. Nagorniak             92,308,528.521       4,754,646.917            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
11. Catherine James Paglia        92,308,528.521       4,754,646.917            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
12. Leroy C. Richie               92,002,016.563       5,061,158.875            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
13. Anthony M. Santomero          91,990,289.661       5,072,885.777            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
14. Minor M. Shaw                 92,323,928.943       4,739,246.495            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
15. Alison Taunton-Rigby          92,305,729.893       4,757,445.545            0.000               0.000
-----------------------------------------------------------------------------------------------------------------
16. William F. Truscott           92,290,635.537       4,772,539.900            0.000               0.000
-----------------------------------------------------------------------------------------------------------------

Proposal 2. To approve a proposed amendment to the Declaration of Trust.

      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
        89,313,382.729                  4,947,321.464                  2,802,466.505                     4.740